Signature Leisure, Inc.

CONSULTING AGREEMENT

     THIS AGREEMENT (the “Agreement”) made and entered into this 12th day of November 2004, by and between Signature Leisure, Inc. (hereinafter referred to as “SGLI”) and Jill Reynolds (hereinafter referred to as the “CONSULTANT”).

WITNESSETH:
In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. EMPLOYMENT

Company hereby hires and employs CONSULTANT as an independent contractor; and CONSULTANT does hereby accept its position as an independent contractor to the Company upon the terms and conditions hereinafter set forth.

2. TERM

The term of this Agreement shall be for six (6) months from the date first written above.

3. COMPENSATION

SGLI shall compensate Consultant $2,500 per month in cash or free trading stock/shares of Signature Leisure, Inc. (OTC BB: SGLI). If paid in stock, the shares shall be issued from SGLI as free trading common stock, issued under an S-8 filing as compensation to a consultant and the Consultant shall retain “Top Off Rights” whereby if consultant does not achieve the aggregate payment SGLI shall issue additional shares in order for full payment to be achieved.

4. DUTIES AND OBLIGATIONS OF CONSULTANT

At the request of SGLI, CONSULTANT shall have the following duties and obligations under this Agreement:

4.1

Consultant shall be available to answer questions by SGLI staff about the operations of Parker Productions and modeling and event staffing.

5. COMPANY’S REPRESENTATIONS AND WARRANTIES

The execution and delivery by the Company of this Agreement have been duly and validly authorized by all requisite action by the Company. No license, consent or approval of any person is required for the Company’s execution and delivery of this Agreement.

6. NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties hereto at their addresses indicated hereunder. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

7. MISCELLANEOUS

7.1 This Agreement shall be governed by and construed in accordance with the internal laws of the
State of Florida.
7.2 This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, personal representatives, successors and assigns.
7.3 If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

This Agreement may be executed in counterparts and by fax transmission, each counterpart being deemed an original.

CONFIRMED AND AGREED ON THIS 12th DAY OF NOVEMBER, 2004.

By:

/s/ Stephen W. Carnes

Stephen W. Carnes, CEO
Signature Leisure, Inc.

By:

/s/ Jill Reynolds

Jill Reynolds
Parker Productions